PROSPECTUS SUPPLEMENT                        FILED PURSUANT TO 424(b)(3) and (c)
(TO PROSPECTUS DATED AUGUST 28, 2000)              REGISTRATION No. 333-37742


                            COR THERAPEUTICS, INC.

$300,000,000 Principal Amount 5.00% Convertible Subordinated Notes due March 1,
                                      2007

        and Shares of Common Stock Issuable upon Conversion of the Notes

                                ________________

    This prospectus supplement should be read in conjunction with the prospectus dated August 28, 2000, which is to be delivered with the prospectus supplement.

    See "Risk Factors" beginning on page 5 of the prospectus to read about factors you should consider before purchasing the notes or our common stock.

    Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                               ________________

    The table, including related notes, appearing in the prospectus under the heading "Selling Security Holders" is superceded by the following table, including related notes:


                                                           PRINCIPAL AMOUNT
                                                               OF NOTES         SHARES OF                        COMMON STOCK
                                                             BENEFICIALLY     COMMON STOCK                       OWNED AFTER
                                                              OWNED AND       BENEFICIALLY     COMMON STOCK     COMPLETION OF
NAME                                                           OFFERED          OWNED(1)         OFFERED           OFFERING
-----------------------------------------                      -------          --------        -------           --------
AAM/Zazove Institutional Income Fund, L.P.                     625,000           18,502         18,502                0
AIG/National Union Fire Insurance                            1,330,000           39,376         39,376                0
AIG SoundShore Holdings Ltd.                                 3,500,000          103,620        103,620                0
AIG SoundShore Opportunity Holdings Fund Ltd                 3,500,000          103,620        103,620                0
AIG SoundShore Strategic Holdings Fund Ltd                   1,000,000           29,606         29,606                0
Allstate Insurance Company                                   1,470,000           59,920(2)      43,520           16,400
Aloha Airlines Pilots Retirement Trust                          75,000            2,220          2,220                0
Aloha Airlines Non-Pilots Pension Trust                        130,000            3,848          3,848                0
Argent Classic Convertible Arbitrage Fund L.P.               6,250,000          185,034        185,034                0
Argent Classic Convertible Arbitrage Fund (Bermuda)          9,500,000          281,253        281,253                0
 L.P.
Argent Convertible Arbitrage Fund Ltd                        2,000,000           59,210         59,210                0
Associated Electric & Gas Insurance Service Limited            500,000           14,803         14,803                0
Boulder II Limited                                           7,750,000          229,442        229,442                0
BP. Amoco Plc. Master Trust                                  4,069,000          120,464        120,464                0
Castle Convertible Fund, Inc.                                  500,000           14,803         14,803                0
C&H Sugar Company, Inc.                                        205,000            6,068          6,068                0
Chrysler Corporation Master Retirement Trust                   975,000           28,865         28,865                0
CIBC World Markets (5)                                       3,250,000           96,218         96,218                0
DaimlerChrysler Corporation Emp. #1 Pension Plan dtd         1,946,000           57,612         57,612                0
 4/1/89
Deutsche Bank Securities Inc.                               67,400,000         1,995418      1,995,418                0
Employee Benefit Convertible Securities Fund                   160,000            4,737          4,737                0
Estate of James Campbell                                     1,161,000           34,372         34,372                0
Franklin & Marshall College                                    134,000            3,966          3,966                0

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
GE Pension Trust                                               964,000           28,538         28,538                0
Georges et/ou Maya Andraos                                     100,000            2,960          2,960                0
Goldman Sachs & Co.(3)                                       2,741,000           81,149         81,149                0
Grace Brothers, LTD                                          1,500,000           44,408         44,408                0
Hawaiian Airlines Employees Pension Plan - IAM                 110,000            3,256          3,256                0
Hawaiian Airlines Pension Plan for Salaried Employees           30,000              888            888                0
Hawaiian Airlines Pilots Retirement Trust                      180,000            5,328          5,328                0
Highbridge International LLC                                27,900,000          825,996        825,996                0
HT Insight Convertible Securities Fund                         300,000            8,880          8,880                0
Island Holdings                                                 75,000            2,220          2,220                0
ITG. Inc.                                                      220,000            6,512          6,512                0
Jefferies & Company                                            500,000           14,803         14,803                0
JMG Capital Partners, LP                                    10,000,000          296,056        296,056                0
JMG Triton Offshore Fund, Ltd.                              14,000,000          414,478        414,478                0
KBC Financial Products                                       4,500,000          133,225        133,225                0
LDG Limited                                                    125,000            3,700          3,700                0
Lexington Vantage Fund                                          50,000            1,480          1,480                0
Lipper Convertibles, L.P.                                    5,400,000          159,870        159,870                0
Lipper Offshore Convertibles, L.P.                             500,000           14,803         14,803                0
Lyxor Master Fund                                            2,300,000           68,092         68,092                0
McMahan Securities Company L.P.                                134,000            3,967          3,967                0
Motion Picture Industry Health Plan - Active Member            180,000            5,329          5,329                0
 Fund
Motion Picture Industry Health Plan - Retiree Member            90,000            2,665          2,665                0
 Fund
Museum of Fine Arts, Boston                                     20,000              592            592                0
Nalco Chemical Company                                         525,000           15,542         15,542                0
Nations Convertible Securities Fund                          2,840,000           84,080         84,080                0
New York Life Insurance Company                             13,550,000          401,154        401,154                0
Onex Industrial Partners Limited                             3,750,000          111,020        111,020                0
Parker-Hannifin Corporation                                     35,000            1,036          1,036                0
Pebble Capital, Inc.                                         3,500,000          103,618        103,618                0
Penn Treaty Network America Insurance Company                  156,000            4,618          4,618                0
ProMutual                                                       74,000            2,190          2,190                0
Putnam Asset Allocation Funds-Balanced Portfolio               139,000            4,114          4,114                0
Putnam Asset Allocation Funds-Conservative Portfolio            89,000            2,634          2,634                0
Putnam Balanced Retirement Fund                                 39,000            1,154          1,154                0
Putnam Convertible Income-Growth Trust                       2,024,000           59,920         59,920                0
Putnam Convertible Opportunities and Income Trust               59,000            1,746          1,746                0
Queen's Health Plan                                             45,000            1,332          1,332                0
R2 Investments, LDC                                         31,050,000          919,254        919,254                0
Robertson Stephens(4)                                       10,000,000          296,056        296,056                0
Salomon Brothers Asset Management , Inc.                     7,000,000          207,238        207,238                0
San Diego County Employees Retirement Association            2,595,000           76,827         76,827                0
Silvercreek Limited Partnership                              4,000,000          118,422        118,422                0
Southern Farm Bureau Life Insurance - FRIC                     650,000           19,242         19,242                0
Starvest Combined Portfolio                                  1,690,000           50,033         50,033                0
State of Connecticut Combined                                1,865,000           55,214         55,214                0
  Investment Funds
State of Oregon/SAIF Corporation                             6,425,000          190,216        190,216                0
Tribeca Investment L.L.C                                     5,000,000          148,028        148,028                0
TQA Master Fund, Ltd.                                        1,850,000           49,220         49,220                0
TQA Master Plus Fund, Ltd.                                     400,000           11,821         11,842                0
University of Rochester                                         19,000              562            562                0
Vanguard Convertible Securities Fund, Inc.                   2,140,000           63,356         63,356                0
Van Kampen Harbor Fund                                       4,250,000          125,824        125,824                0
Zurich HFR Master Hedge Fund Index Ltd                         150,000            4,440          4,440                0
Zurich HFR Master Hedge Fund Index Ltd Global                  100,000            2,961          2,961                0
Zurich HFR Mstr Hdg Fund                                        75,000            2,220          2,220                0

(1) Unless otherwise noted, represents shares of common stock issuable upon conversion of notes.

(2) Includes 8,200 shares held by Allstate Insurance Company, 1,000 shares held by Allstate Life Insurance Company, 1,800 shares held by Agents Pension Plan and 5,400 shares held by Allstate Retirement Plan.


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

(3) Goldman, Sachs & Co. was an initial purchaser of the notes from us. Goldman Sachs purchased the notes listed on this table in the after-market for its own account and not for purposes of distribution.

(4) Robertson Stephens was an initial purchaser of the notes from us. Robertson Stephens purchased the notes listed on this table for its own account and not for purposes of distribution.

(5) CIBC World Markets was an initial purchaser of the notes from us. CIBC World Markets purchased the notes listed on this table for its own account and not for purposes of distribution.


         The date of this Prospectus Supplement is September 1, 2000.

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